Exhibit 99.1

FOR IMMEDIATE RELEASE

CTPARTNERS ANNOUNCES Q1 2012 GUIDANCE

NEW YORK, NEW YORK – March 7, 2012. CTPartners (AMEX: CTP), a leading global retained executive search firm, announced today its Q1 2012 revenue and earnings per share guidance. The company expects revenue between $29 million and $31 million in Q1, the midpoint of which would be flat year over year and up 11% sequentially. Earnings per share are expected to be between a loss of $.12 and a profit of $.02.

Brian Sullivan, Chairman and CEO, said, “While January was a strong month for new project initiations, February was moderate. The Financial Services Practice, specifically Capital Markets and Investment Banking, continues to show weakness. However, we have felt a positive impact due to our Latin American acquisition and the continued ramping up of our consultants who joined us in 2011”.

CTPartners is finalizing its Q4 and full year 2011 financial results and expects to report a loss for both periods due to slower Q4 revenue, operating losses and some non-cash adjustments. The company will reiterate its 2012 full year forecast of revenue between $125 million - $140 million and an operating margin between 4-6%. Earnings are scheduled to be released March 21st.

About CTPartners

CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms.

With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries. Headquartered in New York, CTPartners has 23 offices in 15 countries.

www.ctnet.com

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.

Source: CTPartners

CTPartners

Jennifer Silver, 617-316-5527

jsilver@ctnet.com